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                                                                    Exhibit 99.2


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Darren W. Karst, Chief Financial Officer of Roundy's, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350, that, to my knowledge:

      (1) The Annual Report on Form 10-K of the Company for the annual period ended December 28, 2002 (the "Report") fully complies with the requirements section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                  Dated: March 27, 2003

                                        /S/DARREN W. KARST
                                        ---------------------------
                                        Executive Vice President
                                        and Chief Financial Officer
                                        Principal Financial Officer

                                        A signed original of this written
                                        statement required by Section 906 has
                                        been provided to Roundy's, Inc. and
                                        will be retained by Roundy's Inc.
                                        and furnished to the Securities and
                                        Exchange Commission or its staff upon
                                        request.


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